5300 Town and Country Blvd., Suite 500

Frisco, Texas 75034

Telephone: (972) 668-8800

Contact: Roland O. Burns

Sr. Vice President and Chief Financial Officer

Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS

SECOND QUARTER 2006 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, August 3, 2006 — Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the quarter and six months ended June 30, 2006. As of June 30, 2006, Comstock owns 29,935,761 shares of Bois d'Arc Energy, Inc. (NYSE: BDE) ("Bois d'Arc"), which represents 48% of the shares that Bois d'Arc has outstanding. The Company accounts for its investment in Bois d'Arc in 2006 using the equity method. Financial results for 2005 include proportionate consolidation of Comstock's 60% ownership in Bois d'Arc Energy, LLC, the predecessor to Bois d'Arc through May 9, 2005 and Comstock's equity in the earnings of Bois d'Arc based upon its 48% share ownership following Bois d'Arc's initial public offering.

Financial Results for the Three Months and Six Months Ended June 30, 2006

Comstock reported net income of $15.6 million or 36¢ per diluted share for the three months ended June 30, 2006 as compared to a net loss of $10.9 million or 27¢ per diluted share in the same quarter of 2005. Results for the second quarter of 2006 include a $7.9 million loss on the pending sale of the Company's Kentucky properties, a $1.3 million unrealized gain on derivative financial instruments and a $1.1 million increase in the quarter's tax provision to reflect deferred income taxes related to a recently enacted business tax in Texas. Without these items Comstock would have reported net income of $21.0 million or 48¢ per diluted share in the second quarter. Excluding the one time adjustments to reflect Bois d'Arc's conversion to a corporation and initial public offering, Comstock's 2005 net income would have been $12.7 million or 30¢ per diluted share for the three months ended June 30, 2005. Sales from Comstock's onshore operations increased by 15% to $64.6 million in the three months ended June 30, 2006 from $56.0 million in the same period last year. Comstock generated $43.2 million in operating cash flow (before changes in working capital accounts) in 2006's second quarter, which represents a 9% decrease over 2005's second quarter cash flow of $47.3 million. EBITDAX or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses was $48.1 million in 2006's second quarter as compared to 2005's second quarter EBITDAX of $53.8 million. On May 10, 2005, Comstock began accounting for its interest in Bois d'Arc under the equity method and subsequent to that date no longer is including its share of Bois d'Arc's revenues, EBITDAX and cash flow in its consolidated results.

For the six months ended June 30, 2006, Comstock's onshore oil and gas sales of $134.5 million increased $34.6 million or 35% from onshore oil and gas sales of $99.8 million for the same period last year. Net income for the six months ended June 30, 2006 was $45.2 million, or $1.04 per diluted share, as compared to net income of $5.0 million or 12¢ per diluted share in 2005. Net income for the six months ended June 30, 2006 includes the loss on the pending sale of the Kentucky properties, an unrealized gain of $10.1 million on derivative financial instruments and the impact of the new Texas business tax. Without these items, Comstock would have reported net income of $44.9 million or $1.03 per diluted share. Excluding the one time adjustments to reflect Bois d'Arc's conversion to a corporation and its initial public offering, Comstock's net income for the six months ended June 30, 2005 would have been $28.6 million, or 72¢ per diluted share. Operating cash flow (before changes in working capital accounts) generated by Comstock was $90.4 million for the first six months of 2006 as compared to cash flow of $93.9 million for the same period in 2005. For the six months ended June 30, 2006, EBITDAX was $100.2 million as compared to EBITDAX of $108.8 million for the same period in 2005.

Production from Comstock's onshore properties in the second quarter of 2006 totaled 9.0 Bcf equivalent of natural gas ("Bcfe"), a 7% increase from 2005's second quarter production of 8.4 Bcfe. For the first six months of 2006, Comstock produced 17.7 Bcfe from its onshore operations, an increase of 16% as compared to production in the same period of 2005 of 15.3 Bcfe. During the second quarter of 2006, the Company's share of offshore production from its ownership interest in Bois d'Arc of 3.5 Bcfe was unchanged from last year's production.

The Company's realized natural gas price from its onshore operations averaged $6.72 per Mcf in 2006's second quarter as compared to $6.55 per Mcf in 2005's second quarter. Realized oil prices from its onshore operations in the second quarter of 2006 averaged $58.47 per barrel as compared to $45.63 per barrel for 2005. For the first six months of 2006, Comstock's realized natural gas price from its onshore operations averaged $7.26 per Mcf as compared to $6.37 per Mcf in the same period in 2005. For the first six months of 2006, Comstock's realized oil price from its onshore operations was $56.12 per barrel as compared to $46.30 per barrel in 2005.

As of June 30, 2006, Comstock's total debt remained unchanged from year end 2005 at $243.0 million. Comstock's total stockholders equity has increased from $380.9 million at the end of 2005 first quarter to $634.2 million at June 30, 2006.

Six Months 2006 Drilling Results

Comstock also announced the results to date of its 2006 drilling program. In the first half of 2006 Comstock has drilled 50 wells (32.3 net). Forty-eight of the fifty wells drilled which were successful, resulting in a drilling success rate of 96%. At June 30, 2006 Comstock had six wells which were drilling.

During the first six months of 2006, Comstock drilled 30 wells (21.8 net) in its East Texas and North Louisiana region. All of these wells were successful development wells. These wells have been tested at a per well average rate of 1.5 Mmcfe per day. Four additional wells were drilling at June 30, 2006. These wells are part of Comstock's 96 well Cotton Valley drilling program planned in this region for 2006. Comstock is ramping up activity in this region by adding additional drilling rigs. Comstock currently has six operated rigs drilling in its East Texas/North Louisiana region and expects delivery of an additional three rigs over the next several months.

In South Texas, Comstock drilled four successful wells (1.3 net) which had an average per well initial production rate of 5.9 Mmcfe per day. Comstock had two wells drilling in South Texas at June 30, 2006. Comstock drilled six wells, (4.4 net) in its Mid Continent region, five (3.4 net) were successful, one (1.0 net) was a dry hole. Comstock drilled four wells (3.8 net) in its Laurel field in Mississippi. Three of these wells were completed at an average initial production rate of 86 barrels per day. Six wells (1.0 net) were drilled in the San Juan Basin in New Mexico. Five wells (.8 net) were successful, and one well (.2 net) was a dry hole.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein. Although the Company believes that the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is a growing independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas, Louisiana and the Gulf of Mexico. The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.

CONSOLIDATED OPERATING RESULTS

(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005		2006	2005

Oil and gas sales	$64,571	$68,529		$134,462	$138,351
Operating expenses:
Oil and gas operating	13,200	12,879		27,055	26,066
Exploration	—	15,201		344	17,286
Depreciation, depletion and amortization	16,568	15,979		32,860	33,332
Loss on disposal of assets	7,934	—		7,934	—
General and administrative, net	4,592	3,769		9,486	7,957

Total operating expenses	42,294	47,828		77,679	84,641

Income from operations	22,277	20,701		56,783	53,710
Other income (expenses):
Other income	48	32		102	136
Interest income	172	459		340	1,207
Interest expense	(4,537)	(4,719)		(8,943)	(10,517)
Equity in earnings (loss) of Bois d'Arc	7,088	(61,225)		15,315	(61,225)
Gain on sale of stock by Bois d'Arc	—	28,797		—	28,797
Gain (loss) on derivatives	1,303	7		9,428	(3,231)

Total other income (expenses)	4,074	(36,649)		16,062	(44,833)

Income before income taxes	26,351	(15,948)		72,845	8,877
Provision for income taxes	(10,768)	5,070		(27,628)	(3,867)

Net income (loss)	$15,583	$(10,878)		$45,217	$5,010

Net income (loss) per share:
Basic	$0.37	$(0.27)		$1.07	$0.13
Diluted	$0.36	$(0.27	)(1)	$1.04	$0.12

Weighted average common and common stock equivalent shares outstanding:
Basic	42,077	39,762		42,070	37,393
Diluted	43,521	39,762	(1)	43,481	39,570

(1) Basic and diluted are the same due to the net loss.

COMSTOCK RESOURCES, INC.

CONSOLIDATED OPERATING RESULTS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Cash flow from operations:
Net cash provided by operating activities	$39,230	$59,130	$92,037	$98,833
Excess tax benefit from stock based compensation	725	—	922	—
Increase (decrease) in accounts receivable	720	1,128	(8,668)	(2,719)
Increase (decrease) in other current assets	2,925	(966)	142	4
Decrease (increase) in accounts payable and accrued expenses	(424)	(11,957)	5,961	(2,245)
Cash flow from operations	$43,176	$47,335	$90,394	$93,873

EBITDAX:
Net income (loss)	$15,583	$(10,878)	$45,217	$5,010
Interest expense	4,537	4,719	8,943	10,517
Income tax expense	10,768	(5,070)	27,628	3,867
Depreciation, depletion and amortization	16,568	15,979	32,860	33,332
Loss on disposal of assets	7,934	—	7,934	—
Equity in earnings (loss) of Bois d'Arc Energy	(7,088)	61,225	(15,135)	61,225
Gain on sale of stock by Bois d'Arc Energy	—	(28,797)	—	(28,797)
Stock-based compensation	1,067	1,383	2,551	3,178
Exploration expense	—	15,201	344	17,286
Unrealized (gain) loss on derivatives	(1,303)	(7)	(10,131)	3,231
EBITDAX	$48,066	$53,755	$100,211	$108,849

	As of June 30,
	2006	2005
Balance Sheet Data:
Cash and cash equivalents	$671	$3,034
Other current assets	40,052	33,032
Property and equipment, net	752,181	666,616
Investment in Bois d'Arc Energy	267,269	240,770
Other	10,858	5,382
Total assets	$1,071,031	$948,834

Current liabilities	$51,086	$49,191
Long-term debt	243,000	307,000
Other	142,732	100,455
Stockholders' equity	634,213	492,188
Total liabilities and stockholders' equity	$1,071,031	$948,834

COMSTOCK RESOURCES, INC.

OPERATING RESULTS

($ In thousands, except per unit amounts)

	For the Three Months Ended June 30, 2006			For the Three Months ended June 30, 2005
	Onshore(1)	Offshore(2)	Combined(3)	Onshore(1)	Offshore(2)	Combined(3)
Oil production (thousand barrels)	237	166	403	204	192	396
Gas production (million cubic feet — Mmcf)	7,549	2,502	10,051	7,135	2,316	9,451
Total production (Mmcfe)	8,969	3,496	12,465	8,356	3,468	11,824

Oil sales	$13,847	$11,481	$25,328	$9,286	$9,528	$18,814
Gas sales	50,724	17,101	67,825	46,743	16,398	63,141
Total oil and gas sales	$64,571	$28,582	$93,153	$56,029	$25,926	$81,955

Average oil price (per barrel)	$58.47	$69.31	$62.85	$45.63	$49.63	$47.51
Average gas price (per thousand cubic feet — Mcf)	$6.72	$6.84	$6.75	$6.55	$7.08	$6.68
Average price (per Mcf equivalent)	$7.20	$8.18	$7.47	$6.70	$7.48	$6.93
Lifting cost	$13,200	$5,668	$18,868	$10,795	$4,397	$15,192
Lifting cost (per Mcf equivalent)	$1.47	$1.62	$1.51	$1.29	$1.27	$1.28
Oil and Gas Capital Expenditures	$43,126	$32,530	$75,656	$224,259	$17,500	$241,759

	For the Six Months Ended June 30, 2006			For the Six Months ended June 30, 2005
	Onshore(1)	Offshore(2)	Combined(3)	Onshore(1)	Offshore(2)	Combined(3)
Oil production (thousand barrels)	465	318	783	293	402	695
Gas production (million cubic feet — Mmcf)	14,918	4,931	19,849	13,547	4,741	18,288
Total production (Mmcfe)	17,709	6,837	24,546	15,306	7,153	22,459

Oil sales	$26,112	$20,753	$46,865	$13,574	$19,526	$33,100
Gas sales	108,350	37,479	145,829	86,248	32,429	118,677
Total oil and gas sales	$134,462	$58,232	$192,694	$99,822	$51,955	$151,777

Average oil price (per barrel)	$56.12	$65.31	$59.85	$46.30	$48.58	$47.63
Average gas price (per thousand cubic feet — Mcf)	$7.26	$7.60	$7.35	$6.37	$6.84	$6.49
Average price (per Mcf equivalent)	$7.59	$8.52	$7.85	$6.52	$7.26	$6.76
Lifting cost	$27,055	$11,633	$38,688	$19,367	$9,012	$28,379
Lifting cost (per Mcf equivalent)	$1.53	$1.70	$1.58	$1.27	$1.26	$1.26
Oil and Gas Capital Expenditures	$92,282	$54,806	$147,088	$247,848	$39,982	$287,830

(1) Includes the onshore results of operations of Comstock Resources, Inc.
(2) Includes Comstock's proportionate share of Bois d'Arc Energy, Inc.'s financial and operating results which we account for under the equity method after May 10, 2005.
(3) Includes the combined results of Comstock's onshore and Comstock's share of Bois d'Arc Energy, Inc.'s operations.

COMSTOCK RESOURCES, INC.

REGIONAL ONSHORE OPERATING RESULTS

($ In thousands, except per unit amounts)

	For the Three Months ended June 30, 2006					For the Three Months Ended June 30, 2005
	East Texas/ North Louisiana	Southeast Texas	Other	Total Onshore		East Texas/ North Louisiana	Southeast Texas	Other	Total Onshore
Oil production (thousand barrels)	31	33	173	237		22	43	139	204
Gas production (million cubic feet — Mmcf)	4,325	1,102	2,122	7,549		3,314	1,678	2,143	7,135
Total production (Mmcfe)	4,513	1,302	3,154	8,969		3,443	1,938	2,975	8,356

Oil sales	$1,991	$2,274	$9,582	$13,847		$1,120	$2,192	$5,974	$9,286
Gas sales	28,299	7,954	14,471	50,724		21,425	11,915	13,403	46,743
Total oil and gas sales	$30,290	$10,228	$24,053	$64,571		$22,545	$14,107	$19,377	$56,029

Average oil price (per barrel)	$64.23	$68.91	$55.39	$58.47		$50.91	$50.98	$42.98	$45.63
Average gas price (per thousand cubic feet — Mcf)	$6.54	$7.22	$6.82	$6.72		$6.46	$7.10	$6.25	$6.55
Average price (per Mcf equivalent)	$6.71	$7.86	$7.63	$7.20		$6.55	$7.28	$6.51	$6.70
Lifting cost(1)	$5,758	$2,124	$5,318	$13,200	(1)	$5,056	$1,983	$3,756	$10,795	(1)
Lifting cost (per Mcf equivalent)	$1.28	$1.63	$1.69	$1.47		$1.47	$1.02	$1.26	$1.29

Oil and Gas Capital Expenditures:
Acquisitions	$850	$—	$—	$850		$118,240	$—	$73,333	$191,573
Leasehold costs	47	5	557	609		265	283	220	768
Exploratory drilling	—	—	—	—		—	4,717	525	5,242
Development drilling	26,557	—	11,814	38,371		18,080	34	5,561	23,675
Other development	1,676	90	1,530	3,296		2,773	(166)	395	3,002
Total	$29,130	$95	$13,901	$43,126		$139,358	$4,868	$80,034	$224,260

(1) Includes production taxes of $2,847 and $2,997 for the three months ended June 30, 2006 and 2005, respectively.

	For the Six Months ended June 30, 2006					For the Six Months Ended June 30, 2005
	East Texas/ North Louisiana	Southeast Texas	Other	Total Onshore		East Texas/ North Louisiana	Southeast Texas	Other	Total Onshore
Oil production (thousand barrels)	60	70	335	465		40	86	167	293
Gas production (million cubic feet — Mmcf)	8,568	2,353	3,997	14,918		5,924	3,535	4,088	13,547
Total production (Mmcfe)	8,930	2,774	6,005	17,709		6,163	4,052	5,091	15,306

Oil sales	$3,731	$4,529	$17,852	$26,112		$1,953	$4,243	$7,378	$13,574
Gas sales	61,065	18,119	29,166	108,350		36,947	23,587	25,714	86,248
Total oil and gas sales	$64,796	$22,648	$47,018	$134,462		$38,900	$27,830	$33,092	$99,822

Average oil price (per barrel)	$62.18	$64.70	$53.29	$56.12		$48.83	$49.34	$44.18	$46.30
Average gas price (per thousand cubic feet — Mcf)	$7.13	$7.70	$7.30	$7.26		$6.24	$6.67	$6.29	$6.37
Average price (per Mcf equivalent)	$7.26	$8.16	$7.83	$7.59		$6.31	$6.87	$6.50	$6.52
Lifting cost(2)	$11,684	$4,262	$11,109	$27,055	(2)	$8,639	$4,082	$6,647	$19,367	(2)
Lifting cost (per Mcf equivalent)	$1.31	$1.54	$1.85	$1.53		$1.40	$1.01	$1.31	$1.27

Oil and Gas Capital Expenditures:
Acquisitions	$912	$—	$—	$912		$118,240	$—	$73,333	$191,573
Leasehold costs	234	5	1,314	1,553		265	294	942	1,501
Exploratory drilling	—	75	—	75		—	11,280	1,343	12,623
Development drilling	48,657	—	29,165	77,822		27,321	413	7,656	35,390
Other development	8,317	90	3,513	11,920		5,105	140	1,516	6,761
Total	$58,120	$170	$33,992	$92,282		$150,931	$12,127	$84,790	$247,848

(2) Includes production taxes of $6,306 and $4,872 for the six months ended June 30, 2006 and 2005, respectively.